                                                                     Exhibit 4.6
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                            ATRIA COMMUNITIES, INC.
                                  as Borrower

                                      And

                            THE LENDERS NAMED HEREIN
                                   as Lenders

                                      And

                         PNC BANK, NATIONAL ASSOCIATION
                            as Administrative Agent

                            PNC BANK, KENTUCKY, INC.
                               as Managing Agent

                         NATIONAL CITY BANK OF KENTUCKY
                             as Documentation Agent



                             _____________________

                                AMENDMENT NO. 3
                                  dated as of
                                  May 27, 1997

                                       to

                                CREDIT AGREEMENT
                                  dated as of
                                August 15, 1996
                             _____________________



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

                      AMENDMENT NO. 3 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of May 27, 1997, among ATRIA COMMUNITIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "Borrower"); the Lenders who have executed this Amendment as indicated by their signatures on the signature pages hereof, constituting all of the Lenders party to the Credit Agreement referred to herein (the "Lenders"); PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "Administrative Agent") for the Lenders under the Credit Agreement (hereafter defined); PNC BANK, KENTUCKY, INC., a Kentucky banking corporation, as managing agent (the "Managing Agent") for the Lenders under the Credit Agreement; and NATIONAL CITY BANK OF KENTUCKY, a national banking association, as documentation agent (the "Documentation Agent") for the Lenders under the Credit Agreement:

     PRELIMINARY STATEMENTS:

     (1) The Borrower, the Lenders named therein, and the Agents party hereto entered into the Credit Agreement, dated as of August 15, 1996, Amendment No. 1 to Credit Agreement, dated as of January 15, 1997, and Amendment No. 2 to Credit Agreement, dated as of March 27, 1997 (as so amended, the "Credit Agreement"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) The Borrower, such Agents and the Lenders party hereto desire to amend certain of the terms and provisions of the Credit Agreement, all as more fully set forth below.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT.

     Effective on the Effective Date (as hereinafter defined), the Pricing Grid which appears in section 1.8(h) of the Credit Agreement is replaced with the following:


                                  PRICING GRID

=====================================================================================================================

                                                                            Applicable DPP Base     Applicable DPP
        Leverage Ratio                                                          Rate Margin        Eurodollar Margin

less than or equal to 2.00 to 1.00                                                    0%               3/4 of 1%

greater than 2.00 to 1.00 but less than or equal to 2.25 to 1.00                      0%               7/8 of 1%

greater than 2.25 to 1.00 but less than or equal to 2.50 to 1.00                      0%                  1%

greater than 2.50 to 1.00 but less than or equal to 2.75 to 1.00                  1/8 of 1%             1+1/8%

greater than 2.75 to 1.00 but less than or equal to 3.00 to 1.00                  1/4 of 1%             1+1/4%

greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00                  1/2 of 1%             1+1/2%

greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00                  3/4 of 1%             1+3/4%

greater than 4.00 to 1.00                                                             1%                  2%
=====================================================================================================================

     SECTION 2.  AMENDMENTS TO OTHER CREDIT DOCUMENTS.

     2.1. Parent Guaranty. On the Effective Date, the Credit Parties named therein and the Administrative Agent shall enter into Amendment No. 2 to Parent Guaranty, substantially in the form attached hereto as Exhibit A ("Amendment No. 2 to Parent Guaranty").

     2.2. Consent to Amendments. The Lenders party hereto and the Agents party hereto hereby consent to the execution and delivery of Amendment No. 2 to Parent Guaranty, and to the amendments effected thereby.


     SECTION 3.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants as follows:

     3.1. Current Financial Statements. The Borrower has delivered to the Administrative Agent and each Lender prior to the execution of this Amendment true, correct and complete copies of (i) the audited consolidated financial statements of the Borrower and its consolidated subsidiaries for the fiscal year ended December 31, 1996, and (ii) the unaudited condensed consolidated financial statements of the Borrower and its consolidated subsidiaries for the fiscal quarter ended March 31, 1997. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied (except as noted therein), and fairly present the consolidated financial condition of the Borrower and its consolidated subsidiaries at such dates and the consolidated results of their operations and cash flows for the periods then ended, subject in the case of such unaudited financial statements to normal audit adjustments which are not expected to be material.

     3.2. Amendment of Parent Credit Agreement. The Borrower has delivered to the Managing Agent and the Documentation Agent prior to the execution of this Amendment true, correct and complete copies of a proposed Amended and Restated Credit Agreement, amending (and/or restating) the Parent's Credit Agreement, dated as of March 17, 1997, among the Parent, as Borrower, the Banks referred to therein, the Swingline Bank referred to therein, the LC Issuing Banks referred to therein, Morgan Guaranty Trust Company of New York, as Documentation Agent and Collateral Agent, and NationsBank, N.A., as Administrative Agent, providing, among other things, for an increase in the credit facilities thereunder to $2,000,000,000.

     3.3. Authorization, Validity and Binding Effect. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

     3.4. Representations and Warranties True and Correct. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

     3.5. No Event of Default, etc. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

     3.6. Compliance. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

     SECTION 4.  RATIFICATIONS.

     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.


     SECTION 5.  BINDING EFFECT.

     This Amendment shall become effective if and when, on a date (the "Effective Date") on or prior to June 15, 1997, the following conditions shall have been satisfied:

          (a) this Amendment shall have been executed by the Borrower, the Administrative Agent, the Managing Agent and the Documentation Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

          (b) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent;

          (c) the Administrative Agent shall have been notified by all of the Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

          (d) Amendment No. 2 to Parent Guaranty shall have been duly executed and delivered and shall be in full force and effect; and

          (e) the amendment to the Parent's Credit Agreement referred to in section 3.2 shall have become effective in accordance with its terms;

and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Managing Agent, the Documentation Agent and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Managing Agent will promptly furnish a copy of this Amendment to each Lender and the Borrower and confirm the specific Effective Date hereof.


     SECTION 6.  MISCELLANEOUS.

     6.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of any Agent or any Lender to rely upon them.

     6.2. Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     6.3. Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent, the Managing Agent or the Documentation Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Documentation Agent's and the

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Administrative Agent's special legal counsel, regardless of whether this
Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent, the Managing Agent, the Documentation Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

     6.4. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

     6.5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     6.6. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     6.7. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

     6.8. Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.



               [The balance of this page is intentionally blank.]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


ATRIA COMMUNITIES, INC.                  THE BANK OF NEW YORK


By: /s/ J. Timothy Wesley                By: /s/ Edward Dougherty
    ------------------------------           --------------------------
     Chief Financial Officer and              Vice President
     Vice President of Development

PNC BANK, NATIONAL ASSOCIATION,          THE CHASE MANHATTAN BANK
     individually and as
     Administrative Agent

By: /s/ Justin Falgione                  By: /s/ Dawn Lee-Lum
    ------------------------------           --------------------------
     Vice President                           Vice President

NATIONAL CITY BANK OF KENTUCKY,          MORGAN GUARANTY TRUST COMPANY OF
     individually and as                 NEW YORK
     Documentation Agent

By:/s/ DeRoy Scott                       By: /s/ Diana H. Imhof
    ------------------------------           --------------------------
     Vice President                           Vice President


PNC BANK, KENTUCKY, INC.,                AMSOUTH BANK OF ALABAMA
     individually and as
     Managing Agent

By: /s/ Benjamin A. Willingham           By:  /s/ Ken DiSatta
    ------------------------------           --------------------------
     Vice President                           Vice President

THE TORONTO-DOMINION BANK                U.S BANK OF WASHINGTON,
                                                NATIONAL ASSOCIATION

By: /s/ Jimmy Simien                     By: /s/ Arnold Conrad
    ------------------------------           --------------------------
     Mgr. Credit Administration               Vice President

BANK ONE, KENTUCKY, NA                   FIRST AMERICAN NATIONAL BANK

By:/s/ Dennis P. Heishman                By: /s/ Kent Wood
    ------------------------------           --------------------------
     Senior Vice President                    Assistant Vice President

NATIONSBANK, N.A.                        KEYBANK NATIONAL ASSOCIATION

By: /s/ Kevin Wagley                     By: /s/ Mark Mullen
    ------------------------------           --------------------------
     Vice President                           Assistant Vice President

FLEET NATIONAL BANK

By: /s/ Ginger Stolzenthaler
    ------------------------------
     Vice President

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